EXHIBIT 2.1

                     ARTICLES OF INCORPORATION, AS AMENDED



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             FILED
      IN THE OFFICE OF THE
   SECRETARY OF STATE OF THE
        STATE OF NEVADA
         DEC 23 1998
        NO. C30075-98
DEAN HELLER, SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                              BRINX RESOURCES LTD.



                                    ARTICLE I

        The name of the corporation is Brinx Resources Ltd. (the "Corporation").


                                   ARTICLE II

        The amount of total authorized capital stock, which the Corporation shall have authority to issue, is 50,000,000 shares of common stock, each with $0.001 par value, and 1,000,000 shares of preferred stock, each with $0.01 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each lass of capital stock of the Corporation.


                                   ARTICLE III

        The business and affairs of the Corporation shall be managed by a Board of Directors which shall exercise all the powers of the Corporation except as otherwise provided in the Bylaws, these Articles of Incorporation or by the laws of the State of Nevada. The number of members of the Board of Directors shall be set in accordance with the Company's Bylaws; however, the initial Board of Directors shall consist of one member. The name and address of the person who shall serve as the director until the first annual meeting of stockholders and until his successors are duly elected and qualified is as follows:

NAME                       ADDRESS

Kenneth A. Cabianca        Stock Exchange Tower, Suite 1738
                           609 Granville Street, Vancouver, British Columbia
                           V7Y 1G5



                                   ARTICLE IV

        The name and address of the  incorporator  of the Corporation is Georgia
V. Knight, Stock Exchange Tower, 609 Granville Street, Suite 1738, Vancouver, British Columbia, V7Y 1G5, Canada.


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                                    ARTICLE V

        To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.037), as the same now exists or may hereafter be amended or supplemented, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for damages for breach of fiduciary duty as a director or officer.


                                   ARTICLE VI

        The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorney's fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.



                                   ARTICLE VII

        The owners of shares of stock of the Corporation shall not have a preemptive right to acquire unissued shares, treasury shares or securities convertible into such shares.


                                  ARTICLE VIII

        Only the shares of capital stock of the Corporation designated at issuance as having voting rights shall be entitled to vote at meetings of stockholders of the Corporation, and only stockholders of record of shares having voting rights shall be entitled to notice of and to vote at meetings of stockholders of the Corporation.



                                   ARTICLE IX

        The initial resident agent of the Corporation shall be the Corporation Trust Company of Nevada, whose street address is 1 East 1st Street, Reno, Nevada 89501.


                                    ARTICLE X

        The provisions of NRS 78.378 to 78.3793 inclusive, shall not apply to the Corporation.


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                                   ARTICLE XI

        The purposes for which the Corporation is organized and its powers are as follows:

                To engage in all lawful business; and

                To have, enjoy, and exercise all of the rights, powers, and privileges conferred upon corporations incorporated pursuant to Nevada law, whether now or hereafter in effect, and whether or not herein specifically mentioned.



                                   ARTICLE XII

        One-third of the votes entitled to be cast on any matter by shareholder voting group entitled to vote on a matter shall constitute a quorum of that voting group for action on that matter by shareholders.



                                  ARTICLE XIII

        The holder of a bond, debenture or other obligation of the Corporation may have any of the rights of a stockholder in the Corporation to the extent determined appropriate by the Board of Directors at the time of issuance of such bond, debenture or other obligation.








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        IN WITNESS  WHEREOF,  the  undersigned  incorporator  has executed these
Articles of Incorporation this 21 day of DECEMBER , 1998.



                                By:  /s/ GEORGIA V. KNIGHT
                                   ---------------------------------------------
                                     Georgia V. Knight, Incorporator



PROVINCE OF BRITISH COLUMBIA                        )
CITY OF VANCOUVER                                   )  ss.
COUNTRY OF CANADA                                   )


        Personally appeared before me this 21st day of DECEMBER , 1998, Georgia V. Knight who, being first duly sworn, declared that he executed the foregoing Articles of Incorporation and that the statements therein are true and correct to the best of his knowledge and belief.


         WITNESS my hand and official seal.



                                            /s/ MICHAEL URBANI
                                            ------------------------------------
                                            Notary Public

My commission expires:                      Address:
                                            Michael Urbani
        -----                               Barrister & Solicitor
----------------------                      McCarthy Tetrault
                                            1300 - 777 Dunsmuir St.
                                            Vancouver, B.C.  V7Y 1K2
                                            (604) 643-7189





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                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                              BRINX RESOURCES LTD.

I, the undersigned President and Secretary of Brinx Resources Ltd., do hereby certify:

That the Board of Directors of said corporation, pursuant to a Consent of Action in Lieu of a Special Meeting dated the 20th day of December 2002, adopted a resolution to amend the original articles as follows:

         Article X is hereby amended to read as follows:

                                    ARTICLE X

                The provisions of NRS 78.378 to 78.3793 inclusive and NRS 78.411 to 78.444 inclusive, shall not apply to the Corporation.


The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,400,000; that the said change and amendment have been consented to and approved, effective December 20, 2002, by a written consent executed by all of the stockholders.



                                       /s/ KENNETH A. CABIANCA
                                       -----------------------------------------
                                       Kenneth A. Cabianca, President and
                                       Secretary